EXHIBIT 21.1



SUBSIDIARIES OF WEALTHHOUND.COM, INC.             STATE OF INCORPORATION
-------------------------------------             ----------------------

OSRS Communications, Inc.                         FLORIDA

WealthHound, Inc.                                 FLORIDA

WealthHound Securities, Inc.                      DELAWARE



SUBSIDIARIES OF WEALTHHOUND, INC.
---------------------------------

envitro.com, Inc.                                 DELAWARE

WealthHound Trading, Inc.                         FLORIDA